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                                                                    Exhibit 99.1

                                                      [LOGO] NATIONAL
                                                             STEEL
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                                                      National Steel Corporation
                                                      4100 Edison Lakes Parkway
                                                      Mishawaka, IN  46545-3440


NEWS RELEASE
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Media Contact:      Ronald B. Freeman
                    (219) 273-7559

Analyst and         William E. McDonough
Investor Contact:   (219) 273-7414


                  NATIONAL STEEL ANNOUNCES IDLING OF FACILITIES


Mishawaka, IN, October 18, 2001 - National Steel Corporation (NYSE: NS) today announced the idling of a blast furnace at its Great Lakes Operations in Ecorse, Michigan. Given the soft market conditions impacting the steel industry, the A blast furnace is being idled effective today. In addition, the company will temporarily curtail production at its National Steel Pellet Company, located in Keewatin, Minnesota. The pellet company outage will begin October 28, 2001 and last until December 9, 2001. Both of these actions are being taken to balance production with current market demand and reduce both raw materials and finished inventories during the fourth quarter 2001.

Headquartered in Mishawaka, Indiana, National Steel Corporation is one of the nation's largest producers of carbon flat-rolled steel products, with annual shipments of approximately six million tons. National Steel employs approximately 8,700 employees. Please visit the Company's website at www.nationalsteel.com for more information on the Company and its products and
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facilities.